                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          STORAGE COMPUTER CORPORATION
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)  Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4)  Proposed maximum aggregate value of transaction:

    5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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                          STORAGE COMPUTER CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 18, 2001

To our Shareholders:

     The 2001 annual meeting of the shareholders of Storage Computer Corporation will be held at the Nashua Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire (Route 3, Exit 8) on Monday, May 18, 2001, beginning at 10:00 a.m. local time. At the meeting, the holders of common stock of the Company will act on the following matters:

     1.   Election of five directors, each for a term of one year;

     2. Ratification of the appointment of the Company's independent accountants for 2001;

     3. Approval of the issuance of shares of the Company's common stock upon conversion of the Company's Series B 8% convertible preferred stock;

     4. Approval of the issuance of shares of the Company's common stock upon conversion of the Company's Series C 8% convertible preferred stock;

     5. Approval of the issuance of shares of the Company's common stock upon conversion of the Company's Series D 8% convertible preferred stock;

     6. Amendment of the Company's Restated Certificate of Incorporation to increase the authorized number of shares of common stock of the Company from 25,000,000 to 50,000,000 shares; and

     7.   Any other matters that properly come before the meeting.

     All holders of record of Storage common stock (AMEX:SOS) at the close of business on April 2, 2001 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

                                       By order of the Board of Directors,


                                       WILLIAM E. KELLY
                                       Secretary
[Date]
[Nashua, New Hampshire]

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YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.


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TABLE OF CONTENTS


                                       4

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                          STORAGE COMPUTER CORPORATION


                               11 Riverside Street
                           Nashua, New Hampshire 03062

                            -------------------------
                                 PROXY STATEMENT
                            -------------------------


         This proxy statement contains information related to the annual meeting of shareholders of Storage Computer Corporation to be held on Monday May 18, 2001, beginning at 10:00 a.m., at the Nashua Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire, and at any postponements or adjournments thereof.

ABOUT THE MEETING

         WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

         At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors, ratification of the Company's independent accountants, approval of the issuance of common stock upon the conversion of Series B 8% convertible preferred stock, approval of the issuance of common stock upon the conversion of Series C 8% convertible preferred stock, approval of the issuance of common stock upon the conversion of Series D 8% convertible preferred stock, and approval to increase the authorized the number of shares of common stock from 25,000,000 to 50,000,000. In addition, management will report on the performance of the Company during fiscal 2000 and respond to questions from shareholders.

         WHO IS ENTITLED TO VOTE AT THE MEETING?

         Only shareholders of record at the close of business on April 2, 2001, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

         WHO CAN ATTEND THE MEETING?

         All shareholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission

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to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and seating will begin at 9:00 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

         WHAT CONSTITUTES A QUORUM?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock (of both classes) outstanding on the record date will constitute a quorum, permitting the meeting
to conduct its business. As of the record date, [     ] shares of Storage common
stock, representing the same number of votes, were outstanding. Thus, the
presence of the holders of common stock representing at least [        ] votes
will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

         HOW DO I VOTE?

         If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

         CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

         If you are a registered shareholder (that is, if you hold your stock in certificate form), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If your shares are held in "street name," please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 11:59
p.m. on [         ], 2001.

         CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the


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meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

         HOW DO I VOTE MY 401(k) SHARES?

         If you participate in the Storage Computer 401(k) Investment Plan, you may vote an amount of shares of common stock equivalent to the interest in Storage common stock credited to your account as of the record date. You may
vote by instructing [       ], the trustee of each of the plans, pursuant to the
instruction card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed
instructions received by [         ]. If you do not send instructions, the share
equivalents credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it did receive timely instructions. You may also revoke previously given voting instructions by
[            ], 2001 by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

         WHAT ARE THE BOARD'S RECOMMENDATIONS?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote: for election of the nominated slate of directors (see page X); for ratification of the appointment of BDO Seidman, LLP as the Company's independent accountants for fiscal 2001 (see page X); approval of the issuance of common stock upon the conversion of Series B 8% convertible preferred stock (see page X); approval of the issuance of common stock upon the conversion of Series C 8% convertible preferred stock (see page X); approval of the issuance of common stock upon the conversion of Series D 8% convertible preferred stock (see page X); and approval of the authorization of 25,000,000 additional shares of common stock (see page X). With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

         WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

         ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

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         INCREASE OF AUTHORIZED SHARES OF COMMON STOCK. To increase by
25,000,000 the number of authorized shares of the Company's common stock requires the affirmative vote of a majority of all outstanding shares of common stock entitled to vote.

         OTHER ITEMS. For each other proposal, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

         If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                                 STOCK OWNERSHIP

         WHO ARE THE LARGEST OWNERS OF THE COMPANY'S STOCK?

         The following table lists the 5% beneficial owners of the Company's common stock, par value $0.001 per share ("Common Stock") as of April 2, 2001.


                                                       SHARES OF COMMON STOCK
                                                        BENEFICIALLY OWNED
                                                      -----------------------
5% STOCKHOLDERS                                        NUMBER         PERCENT
---------------                                        ------         -------
Theodore J. Goodlander                               4,166,400(1)      27.87%
c/o Storage Computer Corporation
11 Riverside Street
Nashua, New Hampshire 03062

Theodore Jay Goodlander II Trust                       981,940(2)       6.57%
Paige Boer, Trustee
c/o Storage Computer Corporation
11 Riverside Street
Nashua, New Hampshire 03062

Jeanne McCready, Trustee                             2,467,500(3)      16.51%
c/o Storage Computer Corporation
11 Riverside Street


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Nashua, New Hampshire 03062


(1) Does not include 3,449,440 shares of Common Stock held by the Goodlander children's trusts established for the exclusive benefit of Mr. Goodlander's children, and as to which Mr. Goodlander exercises no voting or dispositive control and disclaims beneficial ownership. Includes 115,440 shares of Common Stock issuable upon conversion of 10,000 shares Series A 8% Convertible Preferred Stock and 44,000 shares of Common Stock issuable upon exercise of a Stock Purchase Warrant.

(2) Includes 115,440 shares of Common Stock issuable upon conversion of 10,000 shares Series A 8% Convertible Preferred Stock and 44,000 shares of Common Stock issuable upon exercise of a Stock Purchase Warrant.

(3) Jeanne McCready is the Trustee of three separate trusts established for each of the following of Mr. Goodlander's minor children: Christine Marian Goodlander, Margaret Vivian Goodlander and John Samuel Goodlander.


         HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

         The following table shows the amount of Storage common stock (SOS) beneficially owned (unless otherwise indicated) by our directors, the executive officers named in the Summary Compensation Table below and the directors and executive officers as a group. Except as otherwise indicated, all information is as of April 2, 2001.

                                                      SHARES OF COMMON STOCK
                                                        BENEFICIALLY OWNED
                                                     ------------------------
DIRECTORS AND OFFICERS                                 NUMBER         PERCENT
----------------------                               ---------        -------
Theodore J. Goodlander, CEO and Chairman             4,166,400(1)      27.87%
Chief Executive Officer
Chairman of the Board of Directors

Steven S. Chen, Director                                30,000(2)         *


Edward A. Gardner, President and                       230,000(3)       1.54%
Director

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Peter N. Hood, Chief Financial Officer                   7,500(4)         *

Roger E. Gauld, Director (Chairman Audit                 7,500(5)         *
Committee)

John Thonet, Chief Operating Officer and               391,802(6)       2.62%
Director

All directors and executive officers                 4,833,202(7)      32.34%
as a group(6 persons)

* less than 1%.


(1) Does not include 3,449,440 shares of Common Stock held by the Goodlander children's trusts established for the exclusive benefit of Mr. Goodlander's children, and as to which Mr. Goodlander exercises no voting or dispositive control and disclaims beneficial ownership. Includes 115,440 shares of Common Stock issuable upon conversion of 10,000 shares Series A 8% Convertible Preferred Stock and 44,000 shares of Common Stock issuable upon exercise of a Stock Purchase Warrant.

(2) Includes 30,000 shares of Common Stock issuable upon the exercise of options granted under the Company's Amended and Restated Stock Incentive Plan.

(3) Includes 230,000 options pursuant to the Company's 1994 Amended and Restated Stock Incentive Plan.

(4) Excludes 92,500 options pursuant to the Company's 1994 Amended and Restated Stock Incentive Plan, which are not currently exercisable.

(5) Excludes 22,500 options pursuant to the Company's 1994 Amended and Restated Stock Incentive Plan, which are not currently exercisable.

(6) Includes 391,802 shares issued upon the acquisition of CyberStorage Systems Corporation and excludes 125,000 options pursuant to the Company's 1999 Stock Incentive Plan.

(7)    See footnotes (1) through (6) above.



         Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal 2000 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

                                       10

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                      PROPOSAL NO. 1 ELECTION OF DIRECTORS


     The Board of Directors of the Company has nominated the following persons election as directors, each to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until such director's earlier resignation, death or removal: Steven S. Chen, Edward A. Gardner, Roger E. Gauld, Theodore J. Goodlander and John Thonet. The proxies solicited by the Board of Directors will be voted in favor of the five
(5) nominees named below, unless otherwise specified on the proxy card. All of the nominees are currently members of the Board. There are no family relationships between any directors or executive officers of the Company. The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a Director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED
BELOW.

     The directors standing for election are:

     THEODORE J. GOODLANDER                                  DIRECTOR SINCE 1992

MR. GOODLANDER, 57, founded the Company and has been Chairman of the Board of Directors, Chief Executive Officer since the Company's inception. Until May 8, 2000, Mr. Goodlander served as the Company's President. Mr. Goodlander served as President of Cab-Tek, Inc., a computer accessories manufacturing company, from 1981 to 1991. From 1978 to 1981, he was a private investor, and from 1968 to 1978 Mr. Goodlander held various management positions at Wang Laboratories, Inc., including Vice President International and Far East Marketing Manager. Mr. Goodlander attended Syracuse University and is a graduate of the Program for Management Development at Harvard Business School.

     STEVEN S. CHEN                                      DIRECTOR SINCE MAY 1996

MR. CHEN, 55, has been the Chairman and Chief Executive Officer of ASP Engines, Inc. since 1998. During 1996 and 1997, Mr. Chen was the Executive Vice President and Chief Technology Officer of Sequent Computer Systems, Inc. Prior to 1996, Mr. Chen was the Founder and Senior Vice President of Chen Systems, Inc., a high performance computer server manufacturer, which was acquired by Sequent Computer Systems, Inc. in 1996. Prior to that, Mr. Chen founded Supercomputing Systems, Inc., with partial funding from IBM. He had previously been Senior Vice President of Cray Research, with responsibility for development of the Cray XMP and YMP Supercomputers.



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     EDWARD A. GARDNER                                   DIRECTOR SINCE MAY 2000

MR. GARDNER, 54, has been the President, Chief Operating Officer since May 8, 2000. He served as Chief Executive Officer and a director of Hampshire Hospitality Holdings, Inc., a company that owns and operates businesses in the hospitality and tourism industry from 1992 to 2000. From 1983 to 1992, Mr. Gardner held various positions, including president, of a national industrial gas and welding supply company. Previously, he served as controller for Fidelity Management and Research Company and was a certified public accountant while at the accounting firm of Deloitte and Touche (formerly Haskins and Sells). Mr. Gardner received his business degree from Northeastern University and a masters degree from Suffolk University.


     ROGER E. GAULD                                      DIRECTOR SINCE MAY 2000

MR. GAULD, 54, has since 1995 also been a director and Chief Financial Officer of Hampshire Holdings, Inc. Mr. Gauld was previously co-founder and Chief Financial Officer of several manufacturing and distribution firms. From 1993 to 1995, he was Chief Financial Officer of Phoenix Custom Molders, Inc. The year after he left as CFO of Phoenix Custom Molders, Inc., it filed for Chapter 11 bankruptcy protection on September 4, 1996 in the U.S. Bankruptcy Court for the District of New Hampshire. The Chapter 11 bankruptcy was entitled "In re Phoenix Custom Molders, Inc." and docketed as Bk.96-12443-MWV. Phoenix Custom Molders, Inc. emerged from Chapter 11 bankruptcy on August 17, 1997. Earlier, he was founder and President of The Phoenix Consulting Group, Inc., which specialized in financial planning and controls, risk management, data processing, mergers and acquisitions. In addition, he is a certified public accountant, served as an audit manager with Ernst & Young (formerly Arthur Young) and was an officer in the U.S. Army for four years.

     JOHN THONET                                   DIRECTOR SINCE SEPTEMBER 2000

MR. THONET, 54, has been a Chief Operating Officer of the Company since September 2000. From February 1998 until September 2000, he co-founded, and was Chairman and Chief Executive Officer of CyberStorage Systems Corporation which was acquired by the Company. In July 1997, Mr. Thonet was Acting President of CyberStorage Systems, Inc. which had filed for Chapter 11 bankruptcy protection on February 17, 1997, Case No. 97-40789-JFQ in the United States Bankruptcy Court for the Western District of Massachusetts. CyberStorage Systems Inc. was later liquidated by order of the bankruptcy trustee on June 2, 1998 and the assets were sold to a group of investors including Mr. Thonet. Additionally, from 1994 through 1998, Mr. Thonet also served as President and CEO of International HiTech Partners, Inc. a

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provider of mission critical solutions to Eastern Europe. From 1992 to 1994 he served as President and General Manager of Pomona J/V a subsidiary of Golodetz Trading Corp. Prior to that Mr. Thonet held international sales executive positions with Sequoia Systems where his focus was on market development and strategic alliances resulting in opening new territories and technology transfers with companies such as Samsung, Toshiba, and Sumitomo.

     All directors hold office until the next annual meeting of stockholders and until their successors are elected and qualified. All officers of the Company are elected annually by the Board of Directors and serve at the Board's discretion.

OTHER EXECUTIVE OFFICERS

     PETER N. HOOD, 59, has been the Company's Chief Financial Officer since May 16, 2000. Mr. Hood was previously owner and Chief Executive Officer of Phoenix Custom Molders, Inc., a custom manufacturer of plastic parts from 1993 to 2000. Phoenix Custom Molders, Inc. filed Chapter 11 bankruptcy on September 4, 1996 in the U.S. Bankruptcy Court for the District of New Hampshire. The Chapter 11 bankruptcy was entitled "In re Phoenix Custom Molders, Inc." and docketed as Bk. 96-12443-MWV. Phoenix Custom Molders, Inc. emerged from Chapter 11 bankruptcy on August 17, 1997. He was also co-founder and Vice President of Phoenix Distributors, Inc., a business involved in consolidating independent distributors of industrial, gas and welding supplies from 1985 to 1993. From 1965 to 1985, he was with the accounting firm of Ernst & Young, becoming a partner in 1976. He received his business degree from Northeastern University and is a certified public accountant.

     HOW ARE THE DIRECTORS COMPENSATED?


     Members of the Board of Directors do not receive any cash compensation for their service on the Board of Directors but are entitled to reimbursement of expenses related to attending Board of Directors meetings. The Company has compensated its directors who are not employees through the grant of stock options. Upon initial appointment, each of Messrs. Chen, Gardner, and Gauld, was granted an option to purchase 30,000 shares of Common Stock at the fair market value on the date of grant. Directors who are employees of the Company are not paid any additional compensation for serving as directors, except for the grant to Mr. Gardner to purchase 30,000 shares as described above.

     HOW OFTEN DID THE BOARD MEET DURING FISCAL 2000?

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

         The Board met six times during 2000, including four telephone conferences. Each director attended at least 75% of the meetings of the Board and Committees on which he served, except for Mr. Chen, who due to scheduling conflicts attended less than 75% of such meetings.

         WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

         The Board of Directors has standing Audit and Compensation Committees.

Compensation Committee. The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of, and consultants to, the Company. It met twice during 2000. Its current members are Theodore J. Goodlander, Steven S. Chen, Edward A. Gardner, Roger E. Gauld and John Thonet.

Audit Committee. The Board also has an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent auditors. It met twice during 2000. Its current members are Roger E. Gauld (currently chairman of the Audit Committee), Theodore J. Goodlander and Steven S. Chen.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


KRISTIANIA CORP. The Company currently leases, as a tenant under a triple-net lease, a 35,000 sq. ft. facility which is occupied by its light manufacturing, research and development and office operations in Nashua, New Hampshire. The lease is with an affiliated entity owned by Mr. Goodlander and Mr. Goodlander's children. The Company paid annual rentals of $200,400, $224,800 and $225,600 in 1998, 1999 and 2000, respectively.

RELATED PARTY DEBT. Since the inception of the Company, Mr. Goodlander has made cash loans to the Company. The aggregate amount owing to Mr. Goodlander, at the end of fiscal years 1998, 1999 and 2000 was $710,000, $810,000 and $810,000,
respectively. The debt is unsecured, and $710,000 bears annual interest at prime plus 1% and $100,000 bears annual interest at 6%. This debt was formerly subordinated to the former bank demand line of credit.

                          REPORT OF THE AUDIT COMMITTEE

         The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange of 1934, except to the extent the Company specifically incorporates this Report by reference.

            During fiscal 2000, the Audit Committee of the Board of Directors developed a charter for the Committee which was approved by the full Board on June 9, 2000, and amended by the full Board on August 7, 2000. The complete text of the Audit Committee's new charter, which reflects the standards set forth in new SEC regulations and the American Stock Exchange Rules, is reproduced in the appendix to this proxy statement. As set forth in more detail in the charter, the Audit Committee's primary responsibilities fall into three broad categories:

  - first, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors about draft annual financial statements and key accounting and reporting matters;

  - second, the Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

  - third, the Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the activities and recommendations of the Company's internal auditing program.

            The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met two times during fiscal 2000.

            In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to

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


Statement on Auditing Standards No. 61 (Communication With Audit Committees).

            With respect to the Company's outside auditors, the Committee, among other things, discussed with BDO Seidman LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

            Finally, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

            On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.


Members of the Audit Committee:
Steven S. Chen  (Independent)
Roger E. Gauld, CPA* (Independent)
Theodore J. Goodlander (Non-independent, Company Chief Executive
Officer and Chairman of the Board of Directors)

*Denotes Chairman of the Audit Committee.


                             EXECUTIVE COMPENSATION

Report of the Compensation Committee

     The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange of 1934, except to the extent the Company specifically incorporates this Report by reference.

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2000.

WHAT IS THE COMPANY'S PHILOSOPHY FOR EXECUTIVE COMPENSATION?

     The Company's compensation program for executive consists of three key elements:

-        a base salary;

-        a performance-based annual bonus; and
-        periodic grants of stock options.


         BASE SALARY. Base salary is generally set within the ranges of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies of similar size, complexity and profitability taking into account the position involved and the level of the executive's experience. In addition, consideration is given to other factors, including an officer's contribution to the Company as a whole.

        ANNUAL BONUS COMPENSATION. Over the past five years, the Company has generally not awarded cash bonuses to its executive officers.

         LONG TERM INCENTIVES. Currently, stock options are the Company's primary long-term incentive vehicle. Stock option awards have been made from time to time to persons who currently serve as middle and upper level managers, including the Chief Executive Officer and other executive officers named in the Summary Compensation Table. The size of awards has historically been based on position, responsibilities, and individual performance. The compensation Committee believes that the long-term incentives awarded by the Company in fiscal 1995, 1996 and 1997 were generally below the levels found at the comparable companies. In fiscal 1998, 1999 and 2000, the Company made awards to middle and upper level managers in an effort to improve this aspect of the Company's compensation program and will continue to monitor this aspect of compensation.

     The Compensation Committee is aware that the Company's grants of stock options are less frequent and smaller in size than the grants of many comparable companies, although the Board believes that the overall mix of compensation components has been adequate. The Compensation Committee believes that this aspect of compensation must receive more emphasis in the future to assure that all of the Company's key employees continue to focus on the profitability of the Company and, thus, the interests of the Company's stockholders. Accordingly, the Compensation Committee has recommended to the Board of Directors the authorization of additional stock options for employees.

     During the fiscal year ended December 31, 2000, the Compensation Committee of the Board of Directors was responsible for establishing and administering the compensation policies that govern annual salary, bonuses, and stock-based incentives (currently stock options) for directors and officers.

     The Company has historically established levels of executive compensation that provide for a base salary intended to allow the Company to hire and retain qualified management. From time to time the Company has also granted stock options to executives and key employees to keep the management focused on the stockholders' interests. The Compensation Committee believes that the Company's past and present executive compensation practices provide an overall level of compensation that is competitive with companies of similar size, complexity and financial performance and that its executive compensation practices have allowed it to retain key personnel whose contribution has maintained and increased the Company's profitability.

     The Compensation Committee determines the compensation of the executive officers of the Company and sets policies for and reviews the compensation awarded to the other officers of the Company. This is designed to ensure consistency throughout the officer compensation programs. In reviewing the individual performances of the executive officers (other than the Chief Executive Officer and President) the Compensation Committee takes into account the views of the Chief Executive Officer and the President. In fiscal 2000, the Compensation Committee determined the base salary for executive officers, other than for the Chief Executive Officer and the President, based largely on recommendations by the Company's Chief Executive Officer and President.

         The Compensation Committee expects to review annually the annual and long-term compensation of all the Company's executives and employees to assure that all of the Company's executives and employees continue to be properly motivated to serve the interests of the Company's stockholders.

CHIEF EXECUTIVE OFFICER COMPENSATION. After consideration and comparisons of other industry executives, the Compensation Committee increased the annual salary level of the Company's Chief Executive Officer, Mr. Goodlander, to $200,000 during the 2000 fiscal year.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the compensation paid or accrued by the Company for services rendered to the Company in all capacities for the fiscal years ended on the last day of December for 2000, 1999 and 1998, respectively, by its Chief Executive Officer and each of the Company's other executive officers whose total salary and bonus exceeded $100,000 during such year (collectively, the "Named Executive Officers"):


                                       ANNUAL COMPENSATION                 LONG TERM COMPENSATION
                           -------------------------------------------   --------------------------
                                                                            AWARDS
                                                                          SECURITIES
                                                           OTHER ANNUAL   UNDERLYING     ALL OTHER
     NAME AND              FISCAL      SALARY      BONUS   COMPENSATION  STOCK OPTIONS  COMPENSATION
PRINCIPAL POSITION         YEAR(1)       $           $       ($)(2)           (#)          ($)(2)
------------------         -------    --------     -----   -----------    -----------   ------------
Theodore J. Goodlander      2000      $ 75,000       --        --
Chief Executive Officer     1999      $ 93,750       --        --             --            --
                            1998      $150,000       --        --             --            --

Edward A. Gardner,          2000      $ 50,000(3)                        230,000(3)
President                   1999      $      0
(as of May 8, 2000)         1998      $      0

Peter N. Hood               2000      $ 62,500(4)                         30,000(4)
Chief Financial Officer     1999      $      0
(as of May 8, 2000)         1998      $      0

James C. Louney             2000      $      0       --        --             --            --
Chief Financial Officer     1999      $  3,750(5)    --        --             --            --
and Treasurer               1998      $ 90,000       --        --         80,000(5)         --

John Thonet(6)              2000      $ 37,917(6)    --
Chief Operating Officer     1999      $      0
(as of September 15, 2000)  1998      $      0

Keith C. Perry              2000      $      0       --
Senior Vice President       1999      $125,000       --
Sales/ Marketing            1998      $ 50,000(7)                         75,000(7)         --



(1)       The Company's fiscal year ends on the last day of December.

(2) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of prerequisites and other personal benefits has been omitted because such prerequisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total annual salary and bonus reported for the executive officer during the fiscal year ended December 31, 2000.

(3) As of May 8, 2000, Mr. Gardner was granted options to purchase 230,000 shares of the Company's Common Stock at $6.625 per share. The amount shown reflects compensation for the partial year in 2000.

(4) As of May 8, 2000, Mr. Hood was granted options to purchase 30,000 shares of the Company's Common Stock at $6.625 per share. Additionally, Mr. Hood was awarded 70,000 shares at $4.00 per share in December, 2000. The amount shown reflects compensation for the partial year in 2000.

(5) Mr. Louney joined the Company on May 1, 1997. Mr. Louney resigned for personal reasons on January 12, 1999 and amounts shown reflect compensation for the partial year in 1999 and includes 75,000 options at $5.00 per share.

(6) Mr. Thonet joined the Company in September 2000. The amount shown reflects compensation for the partial year in 2000 and excludes 125,000 options at $12.13 per share.

(7) Mr. Perry joined the Company in September 1998 and resigned in October 1999. The amounts shown reflect compensation for the partial years 1998 and 1999.




AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES


     The following table sets forth certain information concerning exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 2000:

Aggregated Option Exercises In Last Fiscal Year And

                          Fiscal Year-End Option Values


            NUMBER OF SECURITIES UNDERLYING    VALUE OF UNEXERCISED IN-THE-MONEY
           UNEXERCISED OPTIONS AT YEAR-END(1)        OPTIONS AT YEAR-END(2)
           ----------------------------------   --------------------------------

NAME        EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
----        -----------      -------------      -----------      -------------
Theodore J.
Goodlander       0                 0                  0                0

Peter N.
Hood(3)          0              100,000               0             302,250

Edward A.
Gardner(4)    230,000              0              272,550              0

John
Thonet(5)        0               XXXX                 0              XXXX



(1) No options were exercised during the year ended December 31, 2000 by the Named Executive Officers.

(2) Based on the difference between closing price of the underlying shares of Common Stock on December 31, 2000 as reported by the American Stock Exchange ($7.81) and various option exercise prices.

(3) Mr. Hood received 30,000 stock options in May, 2000, exerciseable at $6.625 per share and in December, 2000 received 70,000 stock options exerciseable at $4.00 per share.

(4) Mr. Gardner received 230,000 stock options in May 2000, exercisable at $6.625 per share.

(5) Mr. Thonet received 125,000 stock options in September 2000, exercisable at $12.13 per share.



       COMPARISON OF FIVE YEAR CUMULATIVE RETURN STOCK PERFORMANCE GRAPH

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG STORAGE COMPUTER CORP., THE S&P 500 INDEX
AND A PEER GROUP

[LINE GRAPH]




* $100 INVESTED ON 12/31/95 IN STOCK OR INDEX
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

     This graph assumes that the value of investment in Storage Computer Common Stock and each index to be $100 on December 31, 1995 and that any and all dividends were reinvested. This graph compares Storage Computer's cumulative total return with the S&P 500 Stock Index (a performance indicator of the overall stock market) and a peer group. The Company's peer group consists of Auspex Systems, Ciprico, Dot Hill Systems and MTI Tech. These companies are viewed as similar in size to the Company and represent its competitors in certain geographic areas and markets.


The Compensation Committee

                                         Theodore J. Goodlander
                                         Steven S. Chen
                                         Edward A. Gardner
                                         Roger A. Gauld
                                         John Thonet


            PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF AUDITORS


            The Board of Directors of the Company has appointed BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending December 31, 2001, subject to ratification of such appointment by the stockholders. BDO Seidman, LLP was the Company's auditor for the years ended December 31, 1999 and 2000. Services provided to the Company by BDO Seidman, LLP in fiscal 2000 included the examination of the Company's consolidated financial statements, limited reviews of quarterly reports, audits of benefit plans, services related to filings with the Securities and Exchange Commission, services in connection with the monitoring of compliance with the Company's codes of conduct for licensees and manufacturers and consultations on various tax, accounting, information services and business process matters.

     Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.


AUDIT FEES

         BDO Seidman charged $188,086 for its services in the 2000 fiscal year. The fees consisted of annual audit fees and fees for the quarterly financial statements which were $128,695, assistance on corporate income tax returns were $19,831, review of other SEC materials (including reviews on the registration statement materials) were $33,778 and out-of-pocket expenses were

$5,782. The entire work done on the financial statements for the most recent fiscal year was completed by BDO Seidman, LLP.

         The Company did not retain the independent auditors for any other services than those disclosed above, including any consultative services such as financial systems design and did not pay any fees other than those disclosed above. As such, the audit committee has considered, and believes that the payments of the fees described above, were in the ordinary course of business and are compatible with maintaining BDO Seidman's independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 2 TO RATIFY THE CHOICE OF BDO SEIDMAN, LLP, AS THE COMPANY'S AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.


        PROPOSAL NO. 3 - AUTHORIZATION OF ISSUANCE OF COMMON STOCK UPON
             CONVERSION OF SERIES B 8% CONVERTIBLE PREFERRED STOCK.

     ISSUANCE OF SERIES B PREFERRED STOCK.

     On September 29, 2000, the Company filed with the Delaware Secretary of State a Certificate of Designation establishing a series of preferred stock designated as Series B 8% Convertible Preferred (the "Series B Preferred Stock") consisting of 20,000 shares, with a stated value of $100 per share. In September 2000, the Company issued 20,000 shares of the Series B Preferred Stock, together with Warrants to purchase an aggregate of 186,000 shares of Common Stock at an exercise price of $13.41 per share, in conjunction with a certain investor financing, pursuant to which the Company received $2,000,000. The proceeds from the sale of Series B Preferred Stock were used by the Company to reduce the amount of the Company's bank debt and to provide working capital for operations.

     CONVERTIBILITY OF SERIES B PREFERRED STOCK.

     The Series B Preferred Stock is convertible into shares of the Common Stock beginning on January 26, 2001. The price at which a share of Series B Preferred Stock may be converted into Common Stock varies depending on when the holder of such share elects to convert it. The Series B Preferred Stock may be converted, either in whole or in part, into Common Stock at an initial conversion price per share of Common Stock (subject to certain adjustments) equal to the lesser of
(i) 110% of the market price on September 28, 2000 ($13.41) or (ii) 82.5% of the market price at the time of conversion. The conversion price for Series B Preferred Stock remaining unconverted will be reduced in March 2001 to 78.5% of the market price and will be reduced again in June 2001 to 75% of the market price and in September 2001 to 65% of the market price.

     SERIES B PREFERRED STOCK DIVIDENDS.

     Dividends on the Series B Preferred Stock accrue at the rate of 8% per annum and are payable semi-annually. At the option of the Company, dividends may be paid either in cash or through the issuance of shares of Common Stock, valued at the conversion price for Series B Preferred Stock then in effect. Each share of Series B Preferred Stock has a liquidation preference equal to the sum of:

(i)    the stated value, plus
(ii)   an amount equal to 30% of the stated value, plus
(iii)  the aggregate of all accrued and unpaid dividends on the Preferred Stock.

     SERIES B PREFERRED STOCK VOTING RIGHTS.

     The Series B Preferred Stock has no voting rights, except as provided under Delaware General Corporation Law and in the event Company desires to alter the rights of or increase the number of shares of Series B Preferred Stock, in which event the approval of the holders of at least 90% of the then outstanding shares of Series B Preferred Stock shall be required.

     SHAREHOLDER APPROVAL REQUIRED.

     The terms of the Series B Preferred Stock provide that, to the extent shareholder approval of the issuance of Common Stock is required by the Rules of the American Stock Exchange, the Company may not issue shares of Common Stock upon conversion of the Series B Preferred Stock if the number of such shares (when added to the number of shares of Common Stock previously issued by the Company upon conversion of other shares of Series B Preferred Stock, in payment of dividends on the Series B Preferred Stock and upon exercise of the Warrants) would equal or exceed 20% of the number of shares of Common Stock issued and outstanding on September 28, 2000 or, with respect to shares issuable to officers, directors or principal shareholders of the Company, 5% of the number of shares of Common Stock issued and outstanding on September 28, 2000 (in either case, the "Maximum Issuable Amount"), unless such shareholder approval has been obtained. If the issuance of Common Stock upon conversion of the Series B Preferred Stock has not been approved by the shareholders of the Company at the time when a Series B Preferred Stock holder exercises conversion rights, then the Company will issue shares of Common Stock up to the Maximum Issuable Amount and will be required to redeem any excess shares of Preferred Stock at a price of $125 per share (plus all accrued and unpaid dividends thereon).

     Under Section 713 of its Company Guide, the American Stock Exchange requires shareholder approval to list additional shares of an Exchange-traded security in connection with a transaction involving the sale or issuance of securities convertible into common stock equal to 20% or more of the presently outstanding stock for less than the greater of book value or market value of the stock.

     If the conversion price for the Series B Preferred Stock were to drop to less than $0.8418 per share (and assuming that all dividends on the Series B Preferred Stock were paid in shares of Common Stock valued at such price), then the conversion of all of the outstanding Series B Preferred Stock would, but for the Maximum Issuable Amount limitation, require the Company to issue more than 2,385,951 shares of Common Stock (which represents 20% of the total number of shares of Common Stock issued and outstanding on September 28, 2000). To permit the Company to issue shares of Common Stock upon conversion of Preferred Stock in excess of the Maximum Issuable Amount and to list such shares for trading on the American Stock Exchange, you must approve such issuance. If shareholder approval is not obtained, the Company will be obligated to redeem any Preferred Stock whose conversion would require the issuance of Common Stock in excess of the Maximum Issuable Amount.

POTENTIAL DILUTIVE IMPACT.

     The conversion of the Preferred Stock could have a dilutive impact on the percentage of ownership of the current holders of the Common Stock. Assuming Proposal No. 3 is approved, the shares of Common Stock issuable upon conversion of the Series B Preferred Stock could represent greater than 20% the total number of outstanding shares of Common Stock. Because holders of Series B Preferred Stock will have the opportunity to convert the Series B Preferred Stock into Common Stock at less than market rates each conversion will result in a dilution of the ownership interests of the current holders of Common Stock. If the conversion price were to be reduced to $2.00 per share as a result of declines in the market value of the Common Stock (and assuming conversion of all 20,000 shares of authorized Series B Preferred Stock at that price), then the holders of Series B Preferred Stock would receive 1,000,000 shares of Common Stock (representing approximately 6.26% of the number of shares of Common Stock issued and outstanding following such conversion); such number of shares of Common Stock could be further increased (resulting in greater dilution of the current holders of Common Stock) upon exercise of Warrants associated with the Series B Preferred Stock or as a result of issuance of Common Stock in payment of dividends on Preferred Stock.

     The amount of Common Stock issuable to the holders of the Series B Preferred Stock is based on a formula that is tied to the market price of the Common Stock just prior to the date on which the Series B Preferred Stock is converted into shares of Common Stock. Therefore, conversion of the Series B Preferred Stock could result in significant dilution of the per share value of Common Stock held by current investors. The perceived risk of dilution may cause holders of Series B Preferred Stock who convert their Series B Preferred Stock and immediately sell the shares of Common Stock issued upon such conversion, which would be likely to contribute to a downward movement in the market price of the Common Stock. Significant downward pressure on the trading price of the Common Stock resulting from such sales could encourage shareholders to engage in short sales, which would further contribute to a decline in the market price for the Common Stock. Each Series B Preferred Stock holder has agreed with the Company that, so long as it holds Series B Preferred Stock, it will not enter into any put option or short sale of Common Stock and it will not use the Common Stock acquired through conversion of its shares of Series B Preferred Stock to settle any put option or short position which may have been entered into prior to its investment in the Series B Preferred Stock.

     The terms of the Series B Preferred Stock provide that the conversion price shall never be greater than $13.41 (110% of the market price of the Common Stock at the time the Series B Preferred Stock was first issued) but could be less, based on the average trading price of the Common Stock just prior to the time of conversion. The lower the average trading price of shares of Common Stock just prior to the conversion date, the greater the number of shares of Common Stock that can be issued upon conversion of the Series B Preferred Stock, and the greater the risk of dilution caused by this issuance.

     Furthermore, the longer the Series B Preferred Stock is outstanding prior to conversion, the greater the discount from the prevailing market price at which the Series B Preferred Stock can be converted into shares of Common Stock. If the Series B Preferred Stock is converted prior to March 25, 2001, the conversion price will be the lower of $13.41 or 82.5% of the market price of the Common Stock just prior to the conversion date; if the Preferred Stock is converted on or after March 25, 2001 but prior to June 24, 2001, the conversion price will be the lower of $13.41 or 78.5% of the market price of the Common Stock just prior to the conversion date; if the Series B Preferred Stock is converted on or after June 24, 2001 but prior to September 23, 2001, the conversion price will be the lower of $8.6625 or 75% of the market price of the Common Stock just prior to the conversion date; and if the Preferred Stock is converted after September 23, 2001, the conversion price will be the lower of $8.6625 or 65% of the market price of the Common Stock just prior to the conversion date.

SERIES B PREFERRED STOCK CONVERSION TABLE.

     The following table sets forth:

(i) the effective conversion price at the time of the various reductions in the percentage of the prevailing market price at which the Series B Preferred Stock may be converted into shares of Common Stock (assuming, at the date of each such reduction, that the prevailing market price for the Common Stock is equal to, 25% less than, 50% less than, and 75% less than the closing market price of the Common Stock on December 29, 2000 [$7.81]), (ii) the number of shares of Common Stock issuable upon conversion of all of the Series B Preferred Stock at such conversion price (assuming the Company does not issue any shares of Common Stock in payment of dividends on the Series B Preferred Stock), and (iii) the percentage of the total number of shares of Common Stock issued and outstanding that would be represented by the shares of Common Stock issuable at such conversion price.

           SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF SERIES B
          PREFERRED STOCK (ASSUMING 0%, 25%, 50% AND 75% REDUCTIONS IN
                     12/29/01 MARKET PRICE OF COMMON STOCK)

                                     CONVERSION PRIOR TO 03/25/01
                                 -----------------------------------
                                   NUMBER OF           PERCENTAGE
                                   SHARES OF          OWNERSHIP OF
MARKET         CONVERSION        COMMON STOCK           CONVERTED
PRICE             PRICE            ISSUABLE          PREFERRED STOCK
------         ----------        ------------        ---------------
$7.81             $6.44             322,816              2.16%
$5.86             $4.83             430,421              2.88%
$3.91             $3.22             645,632              4.32%
$1.95             $1.61           1,291,264              8.64%


                                 CONVERSION FROM 03/25/01 TO 06/24/01
                                 -----------------------------------
                                   NUMBER OF           PERCENTAGE
                                   SHARES OF          OWNERSHIP OF
MARKET          CONVERSION       COMMON STOCK           CONVERTED
PRICE             PRICE            ISSUABLE          PREFERRED STOCK
------          ----------       ------------        ---------------
$7.81             $6.13             345,792              2.31%
$5.86             $4.60             461,056              3.08%
$3.91             $3.07             691,584              4.63%
$1.95             $1.53           1,383,169              9.25%

                                 CONVERSION FROM 06/25/01 TO 09/23/01
                                 ------------------------------------
                                   NUMBER OF           PERCENTAGE
                                   SHARES OF          OWNERSHIP OF
MARKET          CONVERSION       COMMON STOCK           CONVERTED
PRICE             PRICE            ISSUABLE          PREFERRED STOCK
------          ----------       ------------        ---------------
$7.81             $5.86             386,758              2.47%
$5.86             $4.39             491,677              3.29%
$3.91             $2.93             737,516              4.93%
$1.95             $1.46           1,475,032              9.87%


                                      CONVERSION AFTER 09/23/01
                                 -----------------------------------
                                   NUMBER OF           PERCENTAGE
                                   SHARES OF          OWNERSHIP OF
MARKET          CONVERSION       COMMON STOCK           CONVERTED
PRICE             PRICE            ISSUABLE          PREFERRED STOCK
------          ----------       ------------        ---------------
$7.81             $5.08             457,008              3.06%
$5.86             $3.81             609,344              4.08%
$3.91             $2.54             914,010              6.12%
$1.95             $1.27           1,828,031             12.23%


NO MAXIMUM NUMBER OF SHARES OF COMMON STOCK ISSUED UPON CONVERSION.

     There is no minimum average trading price that fixes the maximum number of shares of Common Stock that can be issued upon the conversion of Series B Preferred Stock.

RIGHTS OF DISSENTING SHAREHOLDERS.

     Under the Delaware General Corporation Law, you are not entitled to any rights of appraisal or dissenters' rights in connection with the adoption of Proposal No. 3--Authorization of Issuance of Series B Preferred Stock.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3


        PROPOSAL NO. 4 - AUTHORIZATION OF ISSUANCE OF COMMON STOCK UPON
             CONVERSION OF SERIES C 8% CONVERTIBLE PREFERRED STOCK.

     ISSUANCE OF SERIES C PREFERRED STOCK.

On October 31, 2000, pursuant to authority granted in the Company's Restated Certificate of Incorporation, the Company filed with the Delaware Secretary of State a Certificate of Designation establishing a series of preferred stock designated as Series C 8% Convertible Preferred (the "Series C Preferred Stock") consisting of 12,000 shares, with a stated value of $1,000 per share. In October 2000, the Company issued 12,000 shares of the Series C Preferred Stock, together with Warrants to purchase an aggregate of 181,132 shares of Common Stock at an exercise price of $21.71 per share, in conjunction with a certain investor financing, pursuant to which the Company received $12,000,000. The proceeds from the sale of Series C Preferred Stock were used by the Company to provide working capital for operations.

     CONVERTIBILITY OF SERIES C PREFERRED STOCK.

     The Series C Preferred Stock is convertible into shares of Common Stock beginning on October 31, 2000. The price at which a share of Series C Preferred Stock may be converted into Common Stock varies depending on when the holder of such share elects to convert it. The Series C Preferred Stock may be converted, either in whole or in part, into Common Stock at an initial conversion price per share of Common Stock (subject to certain adjustments) equal to the lesser of
(i) 110% of the market price on October 31, 2000 (the "Fixed Conversion Price" of $13.25) or (ii) the average of the five (5) lowest closing bid prices during the twenty (20) consecutive trading day period ending one trading day prior to the date of the notice of such conversion. Notwithstanding the above, from October 31, 2000 until July 30, 2001, no conversion of the Series C Preferred Stock may occur at a value less than the Fixed Conversion Price of $13.25. The conversion price for Series C Preferred Stock remaining unconverted after July 31, 2001, will be eligible to be converted lesser of the Fixed Conversion Price or the then market value, determined by averaging the five (5) lowest closing prices of the Company's Common Stock during the twenty (20) day trading period prior to the time notice of conversion is received.

         SERIES C PREFERRED STOCK DIVIDENDS.

     There are no dividends on the Series C Preferred Stock, however a premium conversion amount accrues at a rate of 8% annually (calculated on a pro rata basis) and is added to the stated face amount at the time of each conversion. Each share of Series C Preferred Stock has a liquidation preference equal to the sum of:

(i)      the stated value, plus
(ii)     an amount equal to 8% of the stated value, plus
(iii) the aggregate of all accrued and unpaid amounts then owed to the holders of the Series C Preferred Stock.

     SERIES C PREFERRED STOCK VOTING RIGHTS.

     The Series C Preferred Stock has no voting rights, except as provided under Delaware General Corporation Law and in the event Company desires to alter the rights of or increase the number of shares of Series C Preferred Stock, in which event the approval of the holders of at least 90% of the then outstanding shares of Series C Preferred Stock shall be required.

     SHAREHOLDER APPROVAL REQUIRED.

     UNDER TERMS OF SERIES C PREFERRED STOCK. The terms of the Series C Preferred Stock provide that, to the extent shareholder approval of the issuance of Common Stock is required by the Rules of the American Stock Exchange, the Company may not issue shares of Common Stock upon conversion of the Series C Preferred Stock if the number of such shares (when added to the number of shares of Common Stock previously issued by the Company upon conversion of other shares of Series C Preferred Stock, in payment of dividends on the Series C Preferred Stock and upon exercise of the Warrants) would equal or exceed 20% of the number of 14,670,788 shares of Common Stock issued and outstanding on October 31, 2000 or, with respect to shares issuable to officers, directors or principal shareholders of the Company, 5% of the number of shares of Common Stock issued and outstanding on October 31, 2000 (in either case, the "Maximum Issuable Amount"), unless such shareholder approval has been obtained. If the issuance of Common Stock upon conversion of the Series C Preferred Stock has not been approved by the shareholders of the Company at the time when a Series C Preferred Stock holder exercises conversion rights, then the Company will issue shares of Common Stock up to the Maximum Issuable Amount and will be required to redeem any excess shares of Preferred Stock at a price of $125 per share.

     UNDER AMEX COMPANY GUIDE. Under Section 713 of its Company Guide, the American Stock Exchange requires shareholder approval to list additional shares of an Exchange-traded security in connection with a transaction involving the sale or issuance of securities convertible into common stock equal to 20% or more of the presently outstanding stock for less than the greater of book value or market value of the stock.

     If the conversion price for the Series C Preferred Stock were to drop to less than $5.01 per share (and not assuming that all dividends on the Series C Preferred Stock were paid in shares of Common Stock valued at such price), then the conversion of all of the outstanding Series C Preferred Stock would, but for the Maximum Issuable Amount limitation, require the Company to issue more than 2,934,158 shares of Common Stock (which represents 20% of the total number of shares of Common Stock issued and outstanding on October 31, 2000). To permit the Company to issue shares of Common Stock upon conversion of Series C Preferred Stock in excess of the Maximum Issuable Amount and to list such shares for trading on the American Stock Exchange, such issuance must be approved by the shareholders. If shareholder approval is not obtained, then the Company will be obligated to redeem any Series C Preferred Stock whose conversion would require the issuance of Common Stock in excess of the Maximum Issuable Amount.


POTENTIAL DILUTIVE IMPACT.

     The conversion of the Series C Preferred Stock could have a dilutive impact on the percentage of ownership of the current holders of the Common Stock. Assuming Proposal No. 4 is approved, the shares of Common Stock issuable upon conversion of the Series C Preferred Stock could represent greater than 20% the total number of outstanding shares of Common Stock. Because holders of Series C Preferred Stock will have the opportunity to convert the Series C Preferred Stock into Common Stock at less than market rates each conversion will result in a dilution of the ownership interests of the current holders of Common Stock. If the conversion price were to be reduced to $2.00 per share as a result of declines in the market value of the Common Stock (and assuming conversion of all 12,000 shares of authorized Series C Preferred Stock at that price), the holders of Series C Preferred Stock would receive 6,000,000 shares of Common Stock (representing approximately 29% of the number of shares of Common Stock issued and outstanding following such conversion); such number of shares of Common Stock could be further increased (resulting in greater dilution of the current holders of Common Stock) upon exercise of Warrants associated with the Series C Preferred Stock.


     The amount of Common Stock issuable to the holders of the Series C Preferred Stock is based on a formula that is tied to the market price of the Common Stock just prior to the date on which the Series C Preferred Stock is converted into shares of Common Stock. Therefore conversion of the Preferred Stock could result in significant dilution of the per share value of Common Stock held by current investors. The perceived risk of dilution may cause holders of Series C Preferred Stock who convert their Preferred Stock and immediately sell the shares of Common Stock issued upon such conversion, which would be likely to contribute to a downward movement in the market price of the Common Stock. Significant downward pressure on the trading price of the Common Stock resulting from such sales could encourage shareholders to engage in short sales, which would further contribute to a decline in the market price for the Common Stock. Each Series C Preferred Stock holder has agreed with the Company that, so long as it holds Series C Preferred Stock, it will not enter into any put option or short sale of Common Stock and it will not use the

Common Stock acquired through conversion of its shares of Series C Preferred Stock to settle any put option or short position which may have been entered into prior to its investment in the Series C Preferred Stock.

     The terms of the Series C Preferred Stock provide that the conversion price shall never be greater than $13.25 (110% of the market price of the Common Stock at the time the Series C Preferred Stock was first issued) but could be less, based on the average trading price of the Common Stock just prior to the time of conversion. The lower the average trading price of shares of Common Stock just prior to the conversion date, the greater the number of shares of Common Stock that can be issued upon conversion of the Series C Preferred Stock, and the greater the risk of dilution caused by this issuance.

     Furthermore, the longer the Series C Preferred Stock is outstanding prior to conversion, the greater the opportunity for a reduction in the prevailing market price at which the Series C Preferred Stock can be converted into shares of Common Stock. If the Series C Preferred Stock is converted prior to July 31, 2001, the conversion price will be $13.25. If the Series C Preferred Stock is converted subsequent to July 31, 2001, the conversion price will be the lower of $13.25 or the market price of the Common Stock just prior to the conversion date.

     SERIES C PREFERRED STOCK CONVERSION TABLE.

     The following table sets forth:

(i) the effective conversion price at the time of the various reductions in the percentage of the prevailing market price at which the Series C Preferred Stock may be converted into shares of Common Stock (assuming, at the date of each such reduction, that the prevailing market price for the Common Stock is equal to, 25% less than, 50% less than, and 75% less than the closing market price of the Common Stock on December 29, 2000 [$7.81]); (ii) the number of shares of Common Stock issuable upon conversion of all of the Series C Preferred Stock at such conversion price; and (iii) the percentage of the total number of shares of Common Stock issued and outstanding at December 31, 2000 that would be represented by the shares of Common Stock issuable at such conversion price.

           SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF SERIES C
                 PREFERRED STOCK (ASSUMING 0%, 25%, 50% AND 75%
                   REDUCTIONS IN MARKET PRICE OF COMMON STOCK)

                                      CONVERSION PRIOR TO 07/31/01
                                  -----------------------------------
                                    NUMBER OF            PERCENTAGE
                                    SHARES OF           OWNERSHIP OF
MARKET          CONVERSION        COMMON STOCK           CONVERTED
PRICE             PRICE             ISSUABLE          PREFERRED STOCK
------          ----------        ------------        ---------------
$7.81             $13.25            978,113                6.54%
$5.86             $13.25            978,113                6.54%
$3.91             $13.25            978,113                6.54%
$1.95             $13.25            978,113                6.54%


                                  CONVERSION FROM 07/31/01 TO 10/31/03
                                  ------------------------------------
                                   NUMBER OF            PERCENTAGE
                                   SHARES OF           OWNERSHIP OF
MARKET          CONVERSION        COMMON STOCK          CONVERTED
PRICE             PRICE             ISSUABLE          PREFERRED STOCK
------          ----------        ------------        ---------------
$7.81             $7.81            1,659,411              11.10%
$5.86             $5.86            2,212,548              14.80%
$3.91             $3.91            3,318,822              22.20%
$1.95             $1.95            6,637,644              44.41%


NO MAXIMUM NUMBER OF SHARES OF COMMON STOCK ISSUED UPON CONVERSION.

     There is no minimum average trading price that fixes the maximum number of shares of Common Stock that can be issued upon the conversion of Series C Preferred Stock.

RIGHTS OF DISSENTING SHAREHOLDERS.

     Under the Delaware General Corporation Law, you are not entitled to any rights of appraisal or dissenters' rights in connection with the adoption of Proposal No. 4--Authorization of Issuance of Series C Preferred Stock.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 4


        PROPOSAL NO. 5 - AUTHORIZATION OF ISSUANCE OF COMMON STOCK UPON CONVERSION OF PROPOSED SERIES D 8% CONVERTIBLE PREFERRED STOCK.

     ISSUANCE OF SERIES D PREFERRED STOCK.

     On October 31, 2000, pursuant to the terms of a certain Securities Purchase Agreement for the Series C Preferred Stock, an investor granted the Company the unilateral option to sell a proposed Series D Preferred Stock for an additional $3 million dollars in preferred stock financing, upon terms and conditions similar to those terms of the Series C Preferred Stock.
To maintain such option, the Company will file with the Delaware Secretary of State a Certificate of Designation establishing a series of preferred stock designated as Series D 8% Convertible Preferred Stock (the "Series D Preferred Stock") consisting of 3,000 shares, with a stated value of $1,000 per share. Additional terms provide that the Fixed Conversion Price would be based on 110% of the average of closing prices of the three days prior to the proposed closing. Additionally, warrants to purchase shares of the Company's common stock would be granted at a price of 135% of the Fixed Conversion Price. The number of warrants to be issued would be calculated based on a formula determined as the purchase price divided by the then market value, multiplied by twenty percent, to provide the investor twenty percent coverage of the amount of shares to be issued as of the date of closing The proceeds from the sale of the proposed Series D Preferred Stock would be used by the Company to provide working capital for operations.

     CONVERTIBILITY OF SERIES D PREFERRED STOCK.

     The Series D Preferred Stock is convertible into shares of Common Stock beginning on the closing date. The price at which a share of Series D Preferred Stock may be converted into Common Stock varies depending on when the holder of such share elects to convert it. The Series D Preferred Stock may be converted, either in whole or in part, into Common Stock at an initial conversion price per share of Common Stock (subject to certain adjustments) equal to the lesser of
(i) 110% of the market price on the closing date (the "Fixed Conversion Price") or (ii) the average of the five (5) lowest closing bid prices during the twenty
(20) consecutive trading day period ending one trading day prior to the date of the notice of such conversion. Notwithstanding the above, the Series D Preferred Stock will automatically convert no later than three years from the closing date.

     SERIES D PREFERRED STOCK DIVIDENDS.

     There are no dividends on the proposed Series D Preferred Stock, however a premium conversion amount accrues at a rate of 8% annually (calculated on a pro rata basis) and is added to the stated face amount at the time of each conversion. Each share of Series D Preferred Stock has a liquidation preference equal to the sum of:

(i)   the stated value, plus
(ii)  an amount equal to 8% of the stated value, plus

(iii) the aggregate of all accrued and unpaid amounts then owed to the holders of the Series D Preferred Stock.

     SERIES D PREFERRED STOCK VOTING RIGHTS.

     The Series D Preferred Stock has no voting rights, except as provided under Delaware General Corporation Law and in the event Company desires to alter the rights of or increase the number of shares of Series D Preferred Stock, in which event the approval of the holders of at least 90% of the then outstanding shares of Series C Preferred Stock shall be required.

SHAREHOLDER APPROVAL REQUIRED.

     UNDER TERMS OF SERIES D PREFERRED STOCK. The terms of the Series D Preferred Stock provide that, to the extent shareholder approval of the issuance of Common Stock is required by the Rules of the American Stock Exchange, the Company may not issue shares of Common Stock upon conversion of the Series D Preferred Stock if the number of such shares (when added to the number of shares of Common Stock previously issued by the Company upon conversion of other shares of Series D Preferred Stock, on the Series D Preferred Stock and upon exercise of the Warrants) would equal or exceed 20% of the number of shares of Common Stock issued and outstanding on the closing date (in either case, the "Maximum Issuable Amount"), unless such shareholder approval has been obtained. If the issuance of Common Stock upon conversion of the Series D Preferred Stock has not been approved by the shareholders of the Company at the time when a Series D Preferred Stock holder exercises conversion rights, the Company will issue shares of Common Stock up to the Maximum Issuable Amount and will be required to redeem any excess shares of Series D Preferred Stock at a price of 125% of its face value per share.

     UNDER AMEX COMPANY GUIDE. Section 713 of its Company Guide, the American Stock Exchange requires shareholder approval to list additional shares of an Exchange-traded security involving the sale or issuance of securities convertible into common stock equal to 20% or more of the presently outstanding stock for less than the greater of book value or market value of the stock.

     If the conversion price for the Series D Preferred Stock were to drop to less than $1.2627 per share (and assuming that no dividends on the Series D Preferred Stock were paid in shares of Common Stock valued at such price), then the conversion of all of the outstanding Series D Preferred Stock would, but for the Maximum Issuable Amount limitation, require the Company to issue more than 20% of the total number of shares of Common Stock issued and outstanding on the closing date. In order to permit the Company to issue shares of Common Stock upon conversion of Preferred Stock in excess of the Maximum Issuable Amount and to list such shares for trading on the American Stock Exchange, such issuance must be approved by the shareholders. If you do not approve, then the Company must redeem any Preferred Stock whose conversion would require the issuance of Common Stock in excess of the Maximum Issuable Amount.

POTENTIAL DILUTIVE IMPACT.

     The conversion of the Series D Preferred Stock could have a dilutive impact on the percentage of ownership of the current holders of the Common Stock. Assuming Proposal No. 5 is approved, the shares of Common Stock issuable upon conversion of the Series D Preferred Stock could represent greater than 20% the total number of outstanding shares of Common Stock. Because holders of Series D Preferred Stock will have the opportunity to convert the Series D Preferred Stock into Common Stock at less than market rates each conversion will result in a dilution of your ownership in common stock. If the conversion price were to be reduced to $2.00 per share as a result of declines in the market value of the Common Stock (and assuming conversion of all 3,000 shares of authorized Series D Preferred Stock at that price), then the holders of Preferred Stock would receive 1,500,000 shares of Common Stock (representing approximately 7% of the number of shares of Common Stock issued and outstanding following such conversion); such number of shares of Common Stock could be further increased (resulting in greater dilution of the current holders of Common Stock) upon exercise of Warrants associated with the Series D Preferred Stock.

     The amount of Common Stock issuable to the holders of the Series D Preferred Stock is based on a formula that is tied to the market price of the Common Stock just prior to the date on which the Series D Preferred Stock is converted into shares of Common Stock. Therefore, conversion of the Series D Preferred Stock could result in significant dilution of the per share value of Common Stock held by current investors. The perceived risk of dilution may cause holders of Series D Preferred Stock who convert their Series D Preferred Stock and immediately sell the shares of Common Stock issued upon such conversion, which would be likely to contribute to a downward movement in the market price of the Common Stock. Significant downward pressure on the trading price of the Common Stock resulting from such sales could encourage shareholders to engage in short sales, which would further contribute to a decline in the market price for the Common Stock. Each Series D Preferred Stock holder has agreed with the Company that, so long as it holds Series D Preferred Stock, it will not enter into any put option or short sale of Common Stock and it will not use the Common Stock acquired through conversion of its shares of Series D Preferred Stock to settle any put option or short position which may have been entered into prior to its investment in the Series D Preferred Stock.

     The terms of the Series D Preferred Stock provide that the conversion price shall never be greater than 110% of the market price of the Common Stock at the time the Series D Preferred Stock was first issued, but could be less, based on the average trading price of the Common Stock just prior to the time of conversion. The lower the average trading price of shares of Common Stock just prior to the conversion date, the greater the number of shares of Common Stock that can be issued upon conversion of the Series D Preferred Stock, and the greater the risk of dilution caused by this issuance. Furthermore, the longer the Series D Preferred Stock is outstanding prior to conversion, the greater the opportunity for a reduction in the prevailing market price at which the Series D Preferred Stock can be converted into shares of Common Stock.

SERIES D PREFERRED STOCK CONVERSION TABLE.

          SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF SERIES C PREFERRED STOCK (ASSUMING 0%, 25%, 50% AND 75% REDUCTIONS IN
                          MARKET PRICE OF COMMON STOCK)


                                         CONVERSION PRIOR TO 07/31/01
                                     -----------------------------------
                                      NUMBER OF            PERCENTAGE
                                      SHARES OF           OWNERSHIP OF
MARKET          CONVERSION           COMMON STOCK           CONVERTED
PRICE             PRICE                ISSUABLE          PREFERRED STOCK
------          ----------           ------------        ---------------
$7.81             $7.81                414,853               2.78%
$5.86             $7.81                414,853               2.78%
$3.91             $7.81                414,853               2.78%
$1.95             $7.81                414,853               2.78%


                                    CONVERSION FROM 07/31/01 TO 10/31/03
                                    -----------------------------------
                                     NUMBER OF            PERCENTAGE
                                     SHARES OF           OWNERSHIP OF
MARKET          CONVERSION          COMMON STOCK           CONVERTED
PRICE             PRICE               ISSUABLE          PREFERRED STOCK
------          ----------          ------------        ---------------
$7.81             $7.81                414,853               2.78%
$5.86             $5.86                553,137               3.70%
$3.91             $3.91                829,706               5.55%
$1.95             $1.95              1,659,411              11.10%

NO MAXIMUM NUMBER OF SHARES OF COMMON STOCK ISSUED UPON CONVERSION.

     There is no minimum average trading price that fixes the maximum number of shares of Common Stock that can be issued upon the conversion of Series D Preferred Stock.

RIGHTS OF DISSENTING SHAREHOLDERS.

     Under the Delaware General Corporation Law, you are not entitled to any rights of appraisal or dissenters' rights in connection with the adoption of Proposal No. 5--Authorization of Issuance of Series D Preferred Stock.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 5

       PROPOSAL NO. 6- AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

         On January 12, 2001, the Board of Directors approved an amendment to the Company's Restated Certificate of Incorporation, subject to stockholder approval, to increase the authorized number of shares of common stock from 25,000,000 shares, $0.001 par value per share, to 50,000,000 shares, $0.001 par value per share. The number of preferred shares will remain unchanged at 1,000,000 shares. On April 2, 2001, there were XXXXXX shares of common stock which were issued and outstanding, XXXXXXXX shares were reserved for issuance of outstanding options, XXXXXXXX shares were reserved for issuance upon exercise of outstanding warrants and XXXXXXXXX shares were reserved for future grants under existing stock option plans and outstanding convertible notes.


         On October 31, 2000, the Company issued its Series C 8% Convertible Preferred Stock. The terms of the purchase agreement and certificate of designation provide that the shares of preferred are convertible into shares of the Company's common stock for its then market value. Among other items, the terms of the purchase agreement also provide that the Company will use its best efforts to secure shareholder approval for the increase in additional shares to enable the investor to be assured that there are sufficient available shares of common stock for conversion at its then market value. The Company has already reserved 2,144,660 shares of available shares and based upon the current market value as of December 31, 2000, has the obligation to reserve and register an additional 1,290,687 shares of common stock for conversion. The Board believes that authorizing additional of common stock is essential to provide the Company with the flexibility in providing financial liquidity to the Company by the previous sales of convertible securities, and stock issuances for other corporate purposes such as raising additional equity capital, acquisitions of businesses or assets, and increase in shares for issuance to employee benefit plans. Additionally, if the shareholder approval is not received for the additional shares for the conversions of the Series C Preferred Stock, the Company is obligated to redeem the remaining preferred stock at 125% of its face value.

         If the stockholders approve the proposed amendment, the Company will file with the Secretary of State of the State of Delaware an amendment to its certificate of incorporation reflecting the increase in authorized shares.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 6.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Any stockholder proposal intended to be presented at the Company's 2002 annual meeting of stockholders must be received at the executive offices of the Company not later than January 1, 2002 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting.

OTHER MATTERS

     As of the date of this proxy statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting. The persons named in the enclosed form of proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in regard to such other matters and the transaction of such other business as may properly be brought before the Annual Meeting, in their best judgment.

DOCUMENTS INCORPORATED BY REFERENCE

The following information is incorporated by reference to the Company's Annual Report on Form 10-K. Copies of the Annual Report are being included herewith.

Item 13(a)

[text]

                                   APPENDIX A


                          STORAGE COMPUTER CORPORATION

                             AUDIT COMMITTEE CHARTER

                             As Adopted June 9, 2000

                         (AS AMENDED ON AUGUST 7, 2000)


         PURPOSE

The Audit committee shall provide assistance to the Board of Directors of the Corporation (the "Board") in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

- Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

- Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

- Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

         COMPOSITION

The Audit Committee shall be comprised of at least a majority of independent directors who shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and serve until their successors shall be duly elected and qualified. Unless a

Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

         MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its responsibility to foster open communication, the Audit Committee shall meet at least annually with management and the independent auditors separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson shall meet with the independent auditors and management quarterly to review the Corporation's financial information consistent with Section IV, 3 and 4 below.

         RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

                            DOCUMENTS/REPORTS REVIEW

1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

2. Review with management and the independent auditors the Corporation's annual financial statements, including a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61").

3. Review with management and the independent auditors the 10Q prior to its filing or prior to the release of earnings, including a discussion with the independent auditors of the matters required to be discussed by SAS No. 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

                              INDEPENDENT AUDITORS

4. Review the performance of the independent auditors and make recommendations to the Board regarding the appointment or termination of the independent auditors. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent auditor. The independent auditors are ultimately accountable to the Audit Committee and the entire Board for such auditor's review of the financial statements and controls of the Corporation. On an annual basis, the Audit Committee should review and discuss with the auditors all significant relationships the auditors have with the Corporation to determine the auditors' independence.

5.     Oversee independence of the independent auditors by:

         - Receiving from the auditors, on a periodic basis, a formal written statement delineating all relationships between the auditors and the Corporation consistent with Independence Standards Board Standard 1 ("ISB No. 1")

         - Reviewing, and actively discussing with the Board, if necessary, and the auditors on a periodic basis, any disclosed relationships or services between the auditors and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the auditors: and

         - Recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence.

FINANCIAL REPORTING PROCESS

6. In consultation with the independent auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

7. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditors or management.

8. Establish regular systems of reporting to the Audit Committee by both management and the independent auditors regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information.

9. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

LEGAL COMPLIANCE/GENERAL

10. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

11. Report through its Chairperson to the Board following meetings of the Audit Committee.

12. Maintain minutes or other records of meetings and activities of the Audit Committee.


                                       44